SHARE PURCHASE AGREEMENT

THIS AGREEMENT made effective as of the 24th day of May, 2007.

BETWEEN:

CHARLES W.E. DOVE, an individual with an address at 43211 Mount View Bay, Cochrane, Alberta, and T2P OI6

(hereinafter referred to as the "First Vendor")

(OF THE FIRST PART)

AND:

LYNN I. DOVE, an individual with an address at 43211 Mount View Bay, Cochrane, Alberta, and T2P OI6

(hereinafter referred to as the "Second Vendor")

(OF THE SECOND PART)

AND:

DEJOUR ENTERPRISES LTD., a corporation incorporated under the laws of British Columbia, with an address at Suite 1100-808 West Hastings Street, Vancouver, in the City of Vancouver, British Colombia V6C 2X4

(hereinafter called the "Purchaser")

(OF THE THIRD PART)

WHEREAS:

A.

The First Vendor and Second Vendor together own one-hundred percent (100%) of the issued and outstanding capital (the "Shares") in Wild Horse Energy Ltd. ("Wild Horse"), an Alberta corporation, (the "Wild Horse Shares");

B.

The First Vendor and Second Vendor are the only directors and officers of Wild Horse;

C.

Wild Horse is the legal and actual owner of ten (10) Class "B" Common shares of Dejour Energy (Alberta) Ltd.;

D.

Wild Horse is the legal and actual owner of a ten percent (10%) interest in a Joint Venture with the Purchaser (the "Joint Venture Interests").

E.

The Purchaser wishes to purchase the Wild Horse Shares representing one-hundred percent (100%) of the legal ownership of Wild Horse for $354,880 consisting of:

(a)

Unproven acreage interests

= $238,180

(b)

Proved Non-producing reserves

= $116,700

on the terms and conditions set out in this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises hereto, the receipt and sufficiency of which is hereby acknowledged by the Parties, and the mutual covenants, warranties, representations, agreements and payments herein set forth, the Parties mutually covenant and agree as follows:

ARTICLE I
INTERPRETATION

1.0

Definitions

In this Agreement, including the recitals hereto and this Section, unless otherwise defined or the context so requires, the following terms shall have the following meanings:

(a)

"Agreement" means this Agreement;

(b)

"Business Day" means a day other than Saturday or Sunday or a statutory holiday in the province of Alberta;

(c)

"Close" means to close the Transaction on the basis contemplated hereby;

(d)

"Closing" means the closing of the Transaction on the Closing Date;

(e)

"Closing Date" means the date and time upon which Closing is to occur, which shall be on May 31, 2007 or such other date and time as the Parties agree to in writing;

(f)

"Dejour Energy (Alberta) Ltd. Shares" means the ten (10) Class B Common shares of Dejour Energy (Alberta) Ltd., an Alberta corporation;

(g)

"Director" mean an individual holding a title commonly referred and recognized at law, as a Director of the Corporation.

(h)

"Dollar" or "$" means dollars of the lawful currency of Canada;

(i)

"Effective Date" shall mean the Closing Date;

(j)

"First Vendor" means Charles W.E. Dove;

(k)

"Implementation Documents" includes all transfers, agreements, instruments, consents, resignations, waivers, releases and other documents as may be necessary or appropriate in connection with and for purposes of completion of the Transaction;

(l)

"Joint Venture Interests" means the petroleum and natural gas interests retained by Wild Horse pursuant to a Letter Agreement dated April 1, 2006 between Dejour, First Vendor and Wild Horse wherein the parties thereto formed a Joint Venture such that Dejour contributed 90% and Wild Horse contributed 10% and together they incorporated Dejour Alberta which is the title holder to the petroleum and natural gas interests;

(m)

"Officer" means an individual holding a title commonly referred to and recognized at law, as an Officer of the Corporation;

(n)

"Party" or "Parties" means a party or parties to and bound by this Agreement;

(o)

"Person" means an individual, corporation, partnership or other legal entity and includes any government or any governmental department, agency or authority thereof;

(p)

Proved Non-Producing Reserves" means the fair market value, discounted at the rate of 10.0%, of the Proved Non-Producing Reserves evaluated by McDaniel & Associates Consultants Ltd. in their report dated May 16, 2007;

(q)

"Purchaser" means Dejour Enterprises Ltd.;

(r)

"Purchase Price" has the meaning ascribed to that phrase in Section 2.1;

(s)

"Regulations" means all laws, statutes, regulations, ordinances, orders (including court orders), directives, approvals, licenses, permits, authorities or other such instruments issued by any government or any governmental department, agency or authority thereof, or registered stock exchange, having jurisdiction, applicable to any of the Parties;

(t)

"Second Vendor" means Lynn I. Dove;

(u)

"Shares" or "Wild Horse Shares" means the one-hundred percent (100%) issued and outstanding capital of Wild Horse Energy Ltd. including but not limited to 200,200 Class A and 45,000 Class B shares issued to and owned by Charles W.E. Dove and 100,100 Class A shares and 45,000 Class "B" shares issued to and owned by Lynn I. Dove;

(v)

"Taxes" means all Canadian and federal, provincial, state, municipal and other taxes payable under or pursuant to a Tax Act, including but not limited to income taxes, sales taxes, excise taxes, value added taxes, goods and services taxes, capital taxes, withholding taxes, property taxes and other similar taxes and assessments and includes penalties, interest and fines with respect thereto;

(w)

"Tax Act" means the I.T.A. or any other applicable tax legislation of governments, or their respective agencies or authorities, having jurisdiction over the Parties or either of them, or the subject matter of this Agreement, in any case as the same may be amended from time to time;

(x)

"Time of Closing" means the time at which Closing occurs;

(y)

"Transaction" means the transaction or transactions provided for in and contemplated by this Agreement; and,

(z)

"Unproven Acreage" means the fair market value of the Unproven Acreage Holdings evaluated by McDaniel & Associates Consultants Ltd. in their report dated May 15, 2007.

1.1

Headings

The headings of the sections included herein are inserted for convenience of reference only and shall not affect the construction or interpretation of the provisions of this Agreement.

1.2

Included Words

In this Agreement:

(a)

words importing the singular include the plural and vice versa, words importing one gender include other genders; and

(b)

where words are defined herein, derivatives of those words shall have a corresponding meaning unless the context otherwise requires.

1.3

References

Except as otherwise expressly stated in this Agreement:

(a)

references herein to "this Agreement", "hereto", "herein", "hereof", "hereby", "hereunder" and similar expressions refer to this Agreement in its entirety and not to any particular section, paragraph, sub-paragraph or other portion hereof;

(b)

references in the main body of this Agreement or to a specific section, subsection, paragraph or sub-paragraph refer to a section, subsection, paragraph or subparagraph of such main body of this Agreement in which the reference is made; and

(c)

unless otherwise stated, references herein to monies means to lawful money of Canada, unless the particular context in which any such reference is used otherwise requires.

1.4

Conflicts

Whenever any term or condition, whether express or implied, conflicts with or is at variance with any term or condition of the main body of this Agreement, the latter shall prevail to the extent of the conflict or variance.

1.5

Invalidity of Provisions

If any of the provisions of this Agreement are determined to be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions hereof shall not in any way be affected, impaired or limited thereby.

ARTICLE H
PURCHASE AND SALE

2.0

Purchase and Sale

Subject to and in accordance with the terms and conditions of this Agreement, in consideration of the Purchase Price, and in reliance on the representations, warranties and conditions set forth in this Agreement, the First Vendor and Second Vendor hereby agree to sell, transfer and deliver the Wild Horse Shares to the Purchaser and the Purchaser hereby agrees to purchase, receive and accept directly from the First Vendor and the Second Vendor the Wild Horse Shares on the Closing Date effective on the Effective Date free from all liens, charges, mortgages, pledges, encumbrances, adverse claims, tax liability or security interest whatsoever relating thereto and the Purchaser shall have and hold the same together with all benefits and advantages to be derived therefrom, absolutely.

2.1

Purchase Price

The Purchase Price of the Wild Horse Shares of the First Vendor and Second Vendor and the Joint Venture Interests is three hundred fifty four thousand eight hundred and eighty dollars ($354,880.00) and shall be paid by the Purchaser to the First Vendor and the Second Vendor on the Closing Date.

ARTICLE III
CLOSING

3.0

Closing

The Transaction shall be closed at 10:00 a.m. Vancouver time on the Closing Date at the offices of Purchaser, or at such other time and location as the Parties agree upon in writing.

3.1

First Vendor and Second Vendor Closing Obligations

Subject to the terms and conditions hereof, at First Vendor and Second Vendor shall:

(a)

execute and deliver this Agreement;

(b)

deliver the existing share certificates issued in the names of the First Vendor and the Second Vendor for the Wild Horse Shares, duly endorsed for transfer, necessary to convey the Wild Horse Shares from the First Vendor and the Second Vendor to the Purchaser;

(c)

deliver a certified copy of a resolution of the board of directors of Wild Horse approving the sale of the Wild Horse Shares to the Purchaser and the transfer of the Wild Horse Shares to the Purchaser;

(d)

deliver the original minute book(s) and corporate seal(s) of Wild Horse;

(e)

upon request by the Purchaser, deliver resignation letters from the directors and officers of Wild Horse; and,

(f)

all Notice to Reader financial statements as at the Closing Date and all provincial and federal tax returns from May 31, 2004 to Closing, of Wild Horse.

3.2

Purchaser's Closing Obligations

Subject to the terms and conditions hereof, or any contrary written agreement of the parties, at Closing the Purchaser shall:

(a)

execute and deliver this Agreement;

(b)

tender to Vendor the Purchase Price;

(c)

deliver a copy of a Consent Resolution of the Board of Directors of the Purchaser approving the execution and delivery of this Agreement and all other actions or documentation contemplated therein; and,

(d)

if necessary, obtain the approval of the Toronto Stock Venture Exchange and the American Stock Exchange.

3.3

First Vendor and Second Vendor Closing Conditions

The obligation of the First Vendor and Second Vendor to complete the Transaction is subject to the satisfaction on or before the Closing Date, or the time specified herein, the following conditions precedent:

(a)

satisfaction by the Purchaser of the Purchaser's closing obligations as set forth in Section 3.2; and

(b)

all representations and warranties of the Purchaser set forth in Article V shall be true in all material respects and the Purchaser has performed and satisfied all of its obligations to be performed and satisfied by it on or before the Closing Date.

3.4

First Vendor and Second Vendor Benefit and Waiver

The conditions set forth in Section 3.4 are for the sole benefit of the First Vendor and Second Vendor and may, without prejudice to any of the rights of the First Vendor and/or Second Vendor hereunder, be waived by them in writing, in whole or in part at any time.

3.5

Purchaser's Closing Conditions

The obligation of the Purchaser to complete the Transaction is subject to the satisfaction, on or before the Closing Date, or the time specified herein, of the following conditions precedent:

(a)

satisfaction by the First Vendor and Second Vendor of the closing obligations as set forth in Section3.1;

(b)

all representations and warranties of the First Vendor and Second set forth in Article IV shall be true in all material respects as of the dates specified therein and the First Vendor and Second Vendor shall have performed and satisfied all of their obligations hereunder to be performed and satisfied by them on or before the Closing Date;

(c)

The Purchaser shall be satisfied by the Closing Date, acting reasonably, of the First Vendor's and Second Vendor's right, title and interest in and to the Wild Horse Shares;

3.6

Purchaser's Benefit and Waiver

The conditions set forth in Section 3.5 are for the sole benefit of the Purchaser and may, without prejudice to any of the rights of the Purchaser hereunder, be waived by it in writing, in whole or in part, at any time.

3.7

Satisfaction of Conditions

Each of the Parties covenants and agrees with each of the other Parties that they shall use their best efforts to assure that all of the covenants made by them, and all conditions to their obligations to close the Transaction contained herein, are satisfied on or before the time required therefore to enable Closing to occur on the Closing Date on the basis set forth herein.

ARTICLE IV
FIRST VENDOR AND SECOND VENDOR
REPRESENTATIONS

4.0

First Vendor's and Second Vendor's Representations and Warranties

The First Vendor and Second Vendor hereby represents warrants and covenants to and with the Purchaser as of the Closing Date that the Purchaser is relying upon the following:

(a)

Authority — the First Vendor and the Second Vendor are the sole legal and beneficial owner of one-hundred percent (100%) of the Wild Horse Shares and have all the requisite capacity, power and authority to enter into this Agreement and to sell, transfer and assign the legal and beneficial ownership of the Wild Horse Shares to the Purchaser and to perform all of such obligations of the First Vendor and Second Vendor under this Agreement;

(b)

Wild Horse is a body corporate duly formed, organized and validly subsisting and in good standing under the laws of its incorporating or governing jurisdiction;

(c)

The incorporation documents of Wild Horse have not been altered since the incorporation of Wild Horse, except as set out in the Wild Horse minute book and the corporate records therein and any and all applicable regulatory filings, including but not limited to Alberta Companies Branch, are current;

(d)

Wild Horse does not have any other contracts, agreements, pension plans, profit sharing plans, bonus plans, undertakings, financial obligations or arrangements whether oral,

written or implied with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, lawyers, or others;

(e)

The financial statements, tax returns and the books and records of Wild Horse are true and correct and complete and have been prepared in accordance with Notice to Reader principles and all financial transactions have been accurately recorded in such books and records;

(f)

Neither of the First Vendor nor the Second Vendor have outstanding any financial transactions with Wild Horse, including but not limited to shareholder loans or other instruments;

(g)

Wild Horse does not have any financial liabilities, bank loans, debenture documents, bank overdrafts, debits, accounts payables, nor any other liabilities whatsoever;

(h)

Wild Horse does not have any accounts receivables or payables, including but not limited to/from any shareholder, in any denomination;

(i)

There is no basis for and there are no other actions, suits, judgments, investigations or proceedings outstanding or pending or, to the knowledge of the First Vendor and the Second Vendor, threatened against or affecting Wild Horse at law or in equity or before or by a federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency;

(j)

The corporate records of Wild Horse have been kept and maintained as required under the by-laws of Wild Horse and any relevant legislation and the minute books of Wild Horse contain complete and accurate minutes of all meetings of Wild Horse's directors and shareholders since its incorporation, and original signed copies of all resolutions and by-laws duly passed are confirmed by the directors or shareholders other than at a meeting;

(k)

Wild Horse has not experienced, nor is it, to the best of the knowledge of the First

Vendor and the Second Vendor, aware of any occurrence or event which has had or might reasonably be expected to have, a materially adverse effect on the Wild Horse business or the results of its operations;

(1)

Wild Horse has properly made and filed all federal or provincial income tax returns,

payroll and GST filings and provided full and complete information to such taxation authorities and is not liable to pay any interest, penalty, fine or sum to any relevant taxation authorities;

(m)

The only assets of Wild Horse is ten (10) Class "B" Common Shares of Dejour Energy (Alberta) Ltd. and the Joint Venture Interests;

(n)

Title to Wild Horse Shares - immediately prior to Closing the First Vendor and Second

Vendor shall have good and marketable title to such First Vendor's Wild Horse Shares and Second Vendor's Wild Horse Shares, free and clear of any mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances, options, pre-emptive rights, restrictions, claims or demands, of any kind or nature whatsoever;

(o)

100% of Wild Horse Shares — The First Vendor and the Second Vendor are the only shareholders of Wild Horse and declare that no other individual, entity or corporation hold any option or entitlement to own shares of any denomination or class of shares of Wild Horse;

(p)

Binding Obligation - This Agreement has been, and the Implementation Documents executed by such First Vendor and Second Vendor shall be, upon Closing, duly executed and delivered by the First Vendor and Second Vendor, and shall constitute legal, valid and binding obligations of the First Vendor and Second Vendor enforceable against the First Vendor and Second Vendor in accordance with their respective terms.

ARTICLE V
PURCHASER'S REPRESENTATIONS

5.0

Representations and Warranties of Purchaser

The Purchaser hereby represents, warrants and covenants to and with the First Vendor and the Second Vendor, as of the Closing Date, or such other date specifically referred to in this Section 5.0, acknowledging that the First Vendor and Second are relying upon the following:

(a)

Residency - the Purchaser is a body corporate duly formed, organized and validly subsisting and in good standing under the laws of its incorporating or governing jurisdiction and is duly qualified to acquire the Wild Horse Shares;

(b)

Authority - the Purchaser has all requisite capacity, power and authority to enter into this Agreement, to purchase and pay for and accept title to the Wild Horse Shares on the terms described herein, to perform all of its obligations under this Agreement;

(c)

Execution of Agreements - the execution and delivery of this Agreement and each and every agreement, instrument or document to be executed and delivered hereunder or pursuant hereto and the consummation of this transaction do not and shall not:

(i)

Result in the breach of or violate any term or provision of the Purchaser's articles, by-laws or other constating documents;

(ii)

to the Purchaser's knowledge, information or belief, conflict with, result in a breach of, or constitute a default under any agreement, instrument, license, permit or authority to which the Purchaser is a party or by which it is bound, or to which any property of the Purchaser is subject; or

(iii)

To the Purchaser's knowledge, information or belief, violate any Regulations applicable to it;

(d)

Binding Obligation - this Agreement has been, and the Implementation Documents executed by the Purchaser shall be, upon Closing, and any other Agreements executed pursuant hereto after Closing shall be, duly executed and delivered by the Purchaser and shall constitute legal, valid and binding obligations of the Purchaser enforceable against it in accordance with their terms;

(e)

Regulatory Approvals - the Purchaser has complied with, or when permitted shall hereafter comply with, and obtain all approvals required by, all Regulations applicable to its purchase of the Wild Horse Shares and the completion of this transaction on the basis provided for hereunder, including but not limited to any applicable Canadian or United States securities laws.

ARTICLE VI
NO MERGER AND SURVIVAL

6.0

Non-Merger

The covenants, representations and warranties set forth in Articles 4 and 5 shall be deemed to apply to all assignments, conveyances, transfers and documents conveying, any of the Wild Horse Shares from the First Vendor and the Second Vendor to the Purchaser and there shall not be any merger of any covenant, representation or warranty in such assignments, transfers or documents notwithstanding any rule of law, equity or statute to the contrary and all such rules are hereby waived to the full extent permitted by law.

6.1

Survival

The covenants, representations and warranties set forth in Articles 4 and 5 shall survive Closing for the benefit of the Parties for Three (3) years following Closing, except in the case of representations and warranties in respect of Taxes and the Tax Act which shall survive until the expiry of any applicable limitation periods in respect of such Taxes. Neither party will be entitled to assert any claim or action for a breach of a representation or warranty hereinbefore set out, unless it is commenced within such time period. Notwithstanding the foregoing, any agreement or document executed pursuant to the terms of this Agreement shall survive pursuant to its terms.

ARTICLE VII
INDEMNITY, DISCLAIMER AND SUBROGATION

7.0

First Vendor and Second Vendor Indemnities

The First Vendor and Second Vendor shall be jointly liable for indemnify and hold the Purchaser harmless from and against any losses, costs or expenses (including legal costs on a solicitor and to his own client basis) directly resulting from any breach by the First Vendor or the Second Vendor of any covenant or agreement given hereunder or from any representation or warranty of the First Vendor or the Second Vendor in this Agreement (or any certificate or document delivered pursuant hereto) being inaccurate or untrue.

More specifically, the First Vendor and Second Vendor shall be jointly and severally liable for any taxes, interest, penalty, assessments of any kind arising from transactions having occurred up to the Closing date.

7.1

Purchaser's Indemnity

The Purchaser shall be liable for indemnify and hold the First Vendor and the Second Vendor and each of them harmless from and against any liability and any losses, costs, expenses or damages relating thereto, directly resulting from any breach by the Purchaser of any covenant or of any representation or warranty of the Purchaser, respectively contained in this Agreement (or any certificate or document delivered pursuant hereto) being inaccurate or untrue.

ARTICLE VIII
DUE DILIGENCE / INTERIM OPERATIONS

8.0

Access

At any time prior to the Closing Date, the First Vendor and/or the Second Vendor shall, upon prior reasonable notice, make available, or cause to be made available, at the offices of the Purchaser in Vancouver, British Columbia during usual business hours, or its duly authorized representatives, all documents, contracts and agreements relating to the First Vendor and the Second Vendor and the Wild Horse Shares and to Wild Horse which the Purchaser may reasonably request, which are in the possession of the First Vendor or the Second vendor and which the First Vendor and the Second Vendor are legally permitted to disclose, and the First Vendor and Second Vendor shall co-operate with the Purchaser and its representatives to cause to be made available any such records that may be in the possession of other Persons. The First Vendor and Second Vendor shall, unless prevented by the Regulations or applicable agreement, allow the Purchaser to take a reasonable number of photocopies of such documents. The Purchaser agrees to maintain strict confidentiality in relation to all corporate documents and information supplied to it by the First Vendor and the Second Vendor in this regard, and to not disclose the same to any third Persons without prior written consent of the First Vendor and the Second Vendor. If the Transaction does not close for any reason whatsoever, the Purchaser shall forthwith return to the First Vendor and the Second Vendor all copies of all documents, contracts, agreements or information provided to it, or made available to it by the First Vendor and the Second Vendor.

ARTICLE IX
DISPUTES

9.0

Any dispute between the Parties concerning any matter or thing arising from this

Agreement shall be referred to a mutually agreeable professional. The decision of the professional shall be final and binding upon the Parties from which neither Party may appeal. Initially the cost of the professional's fees and expenses shall be born fifty percent (50%) by the Purchaser and fifty percent (50% by the First Vendor and the Second Vendor. The professional also is hereby authorized and instructed to award up to one hundred (100%) percent costs on a solicitor & client or special costs basis, as warranted, to the successful Party in connection with a resolution of the dispute. In the event a Party fails or is otherwise unable to pay its share of any costs under this provision, the other Party is hereby authorized but not obligated to make that payment and deduct the same from any money claimed owed by the respondent.

9.1

Failing agreement on appointment of a professional under Subsection 9.0 within fifteen (15) days of written notice of a disagreement or dispute under this agreement, any disagreement or dispute shall be resolved by arbitration pursuant to the Commercial Arbitration Act, R.S.B.C. 1996 c. 55 and conducted in Vancouver or as otherwise agreed as convenient for the Parties. The cost of such arbitration shall initially be born fifty percent (50%) by the Purchaser and fifty percent (50%) by the First Vendor and the Second Vendor, alternatively, as determined by the Arbitrator. Any arbitration shall determine, with finality, any disagreement or dispute and the Arbitrator's decision shall be binding and final from which there shall be no appeal. An Arbitrator shall also decide matters including the cost of the arbitration and the Arbitrator is hereby authorized and instructed to award up to one hundred (100%) percent costs on a solicitor & client or special costs basis, as warranted, to the successful Party in connection with any arbitration. In the event a Party fails or is otherwise unable to pay its share of any costs under this provision, the other Party is hereby authorized but not obligated to make that payment and deduct the same from any money claimed owed by the respondent.

ARTICLE X
MISCELLANEOUS

10.0

Entire Agreement

This Agreement constitutes the entire agreement between the parties and replaces and supersedes all prior agreements, memoranda, correspondence, communications, negotiations and representations, whether verbal or written, express or implied, statutory or otherwise between the parties with respect to the subject matter herein.

10.1

Governing Law and Attornment

This Agreement shall, in all respects, be governed by, subject to and be interpreted, construed and enforced in accordance with the laws in effect within the Province of British Columbia. Each Party hereby expressly attorns to the jurisdiction of the courts of the Province of British Columbia and all courts of appeal therefrom, and hereby waives any claim or defence of inconvenient forum.

10.2

Time of the Essence

Time shall in all respects be of the essence of this Agreement.

10.3

Notices

Delivery of notices and service of any suit, action or proceeding arising out of or related to this Agreement, may be affected for each of the Parties at the addresses set forth in the first page of this Agreement. Each Party may from time to time change its address for service hereunder by giving written notice to the other Party in accordance with this Section 10.3. Any notice required or contemplated hereby may be served by personal service upon an officer or director of the

Purchaser or to the First Vendor or Second Vendor, or by facsimile transmission, or mailing the same (except during periods of actual or anticipated postal disruptions) by prepaid registered post in a properly addressed envelope, to the Party at its address for service hereunder, as the same may be amended from time to time in accordance herewith. Any notice given by personal service upon an officer or director of the Purchaser, First Vendor or Second Vendor shall be deemed to be given on the date of such service. Any notice given by mail shall be deemed to be given to and received by the addressee on the fifth Business Day after the mailing thereof. Any notice given by facsimile transmission shall be deemed to be given to and received by the addressee on the first Business Day immediately following the day upon which transmission thereof is made and appropriate answer back has been received.

10.4

Amendments and Waivers

No supplements, amendments or other modifications to this Agreement, or any waiver of the application of a provision hereof, shall be binding upon a Party, unless that Party has consented thereto in writing. No waiver by a Party of any provision of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not of a like or similar nature) nor shall a waiver constitute a continuing waiver, unless expressly provided for in a written waiver executed by that Party.

10.5

Assignment

Prior to Closing, no Party shall assign or be entitled to assign this Agreement or any portion hereof or any right or obligation hereunder, without the prior written consent of the other Parties, which consent may be withheld for any reason. In no circumstances shall the liabilities or obligations of the Parties hereunder be increased or altered in any material way as a result of any assignment that has been consented to pursuant to this Section 10.5 being implemented. Subsequent to Closing, no assignment of a right or benefit under this Agreement shall be binding upon a Party unless it has consented in writing to such assignment, such consent not to be unreasonably withheld.

10.6

Confidentiality

The Parties confirm their agreement and understanding that the terms and conditions hereof are confidential. Except as required by law, no Party shall disclose or use any information provided to it pursuant hereto for any purpose other than related to the Transaction and the Closing thereof until after Closing has occurred.

10.7

Public Statements

Except as otherwise required by law, or the policies of the Toronto Stock Venture Exchange or the American Stock Exchange, the Parties shall make no public pronouncements concerning the terms of this Agreement without the express written consent of the other Parties, such consent not to be unreasonably withheld. In the event that the Purchaser wishes to make a news release or public statement with respect to the terms of this Agreement, it shall first provide the First Vendor and Second Vendor with a draft copy of such release or statement for review and comment. If the First Vendor or Second Vendor fail to comment on the release within one (1) business day of receipt, it shall be deemed to have waived its rights under this section 10.7.

10.8

Enurement

This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors, receivers, receiver-managers, trustees, heirs, administrators and permitted assigns, as the case may be.

10.9

Further Assurances

As and from the Closing Date, as may be necessary or desirable, and without further consideration, the Parties shall execute, acknowledge and deliver such other instruments and documents, and take all such other actions as may be reasonably necessary, to carry out their respective obligations under this Agreement in order to complete the Transaction on the basis and at the time specified or contemplated hereby.

10.10

General Obligations

Notwithstanding anything set forth in or otherwise applicable under, this Agreement or any other agreement to the contrary the obligations and liabilities of the First Vendor and the Second Vendor hereunder are joint and several.

10.11

Solicitations

The First Vendor and the Second Vendor covenant and agree that they shall not solicit, entertain or negotiate any offer or invitation for the sale of the Wild Horse Shares or the Dejour Energy (Alberta) Ltd. Shares or any rights or interest in respect thereto, unless this Agreement is terminated prior thereto in accordance with the provisions hereof.

10.12

Counterpart Execution

This Agreement may be signed in counterparts, each of which may be delivered in facsimile or other electronic means. Each executed counterpart shall be deemed to be an original and all such counterparts when read together will constitute one and the same instruction.

10.13

Severability

If any of the provisions of this Agreement are determined by a Court of competent jurisdiction to be unenforceable, such provisions shall be deemed to be severed from this Agreement, and of no force or effect whatsoever. All remaining terms and conditions of this Agreement shall remain in full force and effect between the Parties, enforceable in accordance with their respective terms.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first above written.

CHARLES W. E DOVE

(witness)

(Print Name)

(Address)

(Address)

LYNN DOVE

(witness)

(Print Name)

(Address)

(Address)

DEJOUR ENTERPRISES LTD.

By: ______________________________

Name: R. Hodgkinson

Title: CHM & CEO.

15

Lynn Dove [signature]
LYNN DOVE

CHARLES W.E. DOVE
(Print Name)

43211 MOUNT VIEW BAY
(Address)

COCHRANE, ALBERTA T4C 2B2
(Address)

[signature]
(witness)

Lynn Dove
(Print Name)

43211 Mount View Bay
(Address)

Cochrane, AB. T4C 2B2
(Address)

DEJOUR ENTERPRISES LTD.

By:

Name:

Title:

10.8

Enurement

This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors, receivers, receiver-managers, trustees, heirs, administrators and permitted assigns, as the case may be.

10.9

Farther Assurances

As and from the Closing Date, as may be necessary or desirable, and -without further consideration, the Parties shall execute, acknowledge and deliver such other instruments and documents, and take all such other actions as may be reasonably necessary, to carry out their respective obligations under this Agreement in order to complete the Transaction on the basis and at the time specified or contemplated hereby.

10.10

General Obligations

Notwithstanding anything set forth in or otherwise applicable under, this Agreement or any other agreement to the contrary the obligations and liabilities of the First Vendor and the Second Vendor hereunder are joint and several.

10.11

Solicitations

The First Vendor and the Second Vendor covenant and agree that they shall not solicit, entertain or negotiate any offer or invitation for the sate of the Wild Horse Shares or the Dejour Energy (Alberta) Ltd. Shares or any rights or interest in respect thereto, unless this Agreement is terminated prior thereto in accordance with the provisions hereof

10.12

Counterpart Execution

This Agreement may be signed in counterparts, each of which may be delivered in facsimile or other electronic means. Each executed counterpart shall be deemed to be an original and all such counterparts when, read together will constitute one and the same instruction.

10.13

Severability

If any of the provisions of this Agreement are determined by a Court of competent jurisdiction to be unenforceable, such provisions shall be deemed to be severed from this Agreement, and of no force or effect whatsoever. All remaining terms and conditions of this Agreement shall remain in full force and effect between the Parties, enforceable in accordance with their respective terms.